Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement on Form S-8 No. 333-138578 pertaining to the 1996 Stock Option Plan and the 2006 Long-Term Stock Incentive Plan of Commvault Systems, Inc.,

(2)	Registration Statement on Form S-8 No. 333-192014 pertaining to the Commvault Systems, Inc. Employee Stock Purchase Plan of Commvault Systems, Inc.,

(3)	Registration Statement on Form S-8 No. 333-213211 pertaining to the Commvault Systems, Inc. Omnibus Incentive Plan of Commvault Systems, Inc.,

(4)	Registration Statement on Form S-8 No. 333-221163 pertaining to the Commvault Systems, Inc. Omnibus Incentive Plan, as amended through the First Amendment, of Commvault Systems, Inc.,

(5)	Registration Statement of Form S-8 No. 333-228076 pertaining to the Commvault Systems, Inc. Omnibus Incentive Plan, as amended through the Second Amendment, of Commvault Systems, Inc., and

(6)	Registration Statement on Form S-8 No. 333-234384 to the Commvault Systems, Inc. Omnibus Incentive Plan, as amended through the Third Amendment, of Commvault Systems, Inc.

of our report dated December 13, 2019, with respect to the Statement of Assets Acquired and Liabilities Assumed and related notes of Hedvig, Inc. appearing in the Current Report (Form 8-K/A) as of October 1, 2019, filed with the Securities and Exchange Commission.
/s/ Ernst & Young LLP
Iselin, New Jersey
December 13, 2019